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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Amendment No. 1 to the Registration Statement of Giga Information Group, Inc. on Form S-1 (File No. 333-11711) to register 4,000,000 shares of Common Stock of our report dated August 31, 1996 on our audits of the consolidated financial statements of Giga Information Group, Inc. as of December 31, 1995 and June 30, 1996 and the periods March 17, 1995 to December 31, 1995 and January 30, 1996 to June 30, 1996. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts."

  We also consent to the inclusion in this Amendment No. 1 to the Registration Statement of our report dated August 31, 1996 on our audit of the combined statements of operations, stockholder's equity and cash flows of BIS Strategic Decisions for the period January 1, 1995 to April 5, 1995.

                                                    Coopers & Lybrand L.L.P

Boston, Massachusetts

September 25, 1996